BRAZE REPORTS FISCAL FIRST QUARTER 2025 RESULTS

NEW YORK -- (BUSINESSWIRE) -- June 6, 2024 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended April 30, 2024.

“We are off to a solid start in fiscal 2025, delivering strong results in an uneven macro, driven by returns from our long-term investments and consistent execution,” said Bill Magnuson, cofounder and CEO of Braze. “Our focus remains on product differentiation, sales and marketing efficiency, and strengthening our foundations for future growth, including with global expansion that helps our customers around the world execute outstanding customer engagement at scale.”

Fiscal First Quarter 2025 Financial Highlights

•Revenue was $135.5 million compared to $101.8 million in the first quarter of the fiscal year ended January 31, 2024, up 33.1% year-over year, driven primarily by new customers, upsells and renewals. First quarter revenue was impacted by a $0.8 million revenue reserve related to the company’s April service outage.
•Subscription revenue in the quarter was $130.1 million compared to $97.1 million in the first quarter of the fiscal year ended January 31, 2024, and professional services and other revenue was $5.4 million compared to $4.6 million in the first quarter of the fiscal year ended January 31, 2024.
•Remaining performance obligations as of April 30, 2024 were $657.3 million, of which $419.8 million is current, which the company defines as less than one year.
•GAAP gross margin was 67.1% compared to 67.9% in the first quarter of the fiscal year ended January 31, 2024.
•Non-GAAP gross margin was 67.9% compared to 68.8% in the first quarter of the fiscal year ended January 31, 2024.
•Dollar-based net retention for all customers for the trailing 12 months ended April 30, 2024 and April 30, 2023 was 117% and 122%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 119% compared to 124% in the first quarter of the fiscal year ended January 31, 2024.
•Total customers increased to 2,102 as of April 30, 2024 from 1,866 as of April 30, 2023; 212 of the company’s customers had ARR of $500,000 or more as of April 30, 2024, compared to 164 customers as of April 30, 2023.
•GAAP operating loss was $40.1 million compared to an operating loss of $41.9 million in the first quarter of the fiscal year ended January 31, 2024. A primary contributor to the operating loss in the quarter included $28.3 million of stock-based compensation expense.
•Non-GAAP operating loss was $10.0 million compared to a loss of $16.0 million in the first quarter of the fiscal year ended January 31, 2024.
•GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.35 compared to $0.40 in the first quarter of the fiscal year ended January 31, 2024.
•Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.05 compared to $0.13 in the first quarter of the fiscal year ended January 31, 2024.
•Net cash provided by operating activities was $19.4 million compared to net cash provided by operating activities of $22.5 million in the first quarter of the fiscal year ended January 31, 2024.
•Free cash flow was $11.4 million compared to $21.7 million in the first quarter of the fiscal year ended January 31, 2024.

•Total cash and cash equivalents, restricted cash, and marketable securities was $487.7 million as of April 30, 2024 compared to $480.0 million as of January 31, 2024.

Recent Business Highlights

•Notable new business wins include Bauer Media Group, Bolt Technology, Country Road Group, Hugo Boss, Leonardo.ai, Property Finder, and Solaris Bank AG, among others. Notable upsells in the quarter include Etsy, Lime, MyEyeDr., Talkspace, and the rewards credit card Yonder.
•Braze announced an expansion of our global footprint and strategic focus on key regions across Asia-Pacific, Europe, the Middle East and Africa, and Latin America. Specifically, we are establishing a direct presence in São Paulo, Brazil; Bucharest, Romania; Dubai, UAE; and Seoul, South Korea, with plans to grow local teams and establish offices in each location. In addition, we announced plans to open a new data center in Indonesia, our second outside of the US, and first in APAC, with more to come in the future.
•We added technology expertise to our leadership team with the appointment of Yvonne Wassenaar, a seasoned SaaS executive, to our Board of Directors.
•Braze was recognized as one of the UK’s Best (Large) Workplaces for DevelopmentTM by Great Place To Work UK.

Financial Outlook

Braze is initiating guidance for the fiscal second quarter ending July 31, 2024, and updating guidance for the fiscal year ending January 31, 2025.

Metric (in millions, except per share amounts)	FY 2025 Q2 Guidance	FY 2025 Guidance(1)
Revenue	$140.5 - 141.5	$577.0 - 581.0
Non-GAAP operating loss	$(6.5) - (7.5)	$(19.5) - (23.5)
Non-GAAP net loss	$(3.0) - (4.0)	$(6.0) - (10.0)
Non-GAAP net loss per share	$(0.03) - (0.04)	$(0.06) - (0.10)
Weighted average shares outstanding	~101.5	~102.0
(1) Includes the negative impact of the $0.8M revenue reserve allocated for the service outage in April 2024.

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze First Quarter Fiscal Year 2025 Financial Results Conference Call
When: Thursday, June 6th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, amortization of intangible assets, and restructuring expense. Additionally, prior to the second quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin or non-GAAP net loss for amortization of intangible assets, because there were no such amortizations in prior periods, or for restructuring expense, because such amounts were not material in prior periods. Further, prior to the fourth quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin or non-GAAP net loss for contingent consideration adjustments, because there were no such adjustments in prior periods. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the second quarter of and the full fiscal year ended January 31, 2025. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (2) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (3) Braze’s history of operating losses; (4) Braze’s limited operating history at its current scale; (5) Braze’s ability to successfully manage its growth; (6) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (7) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (8) Braze’s ability to attract new customers and renew existing customers; (9) the competitive markets in which Braze participates and the intense competition that it faces; (10) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (11) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 1, 2024 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News Best Technology Companies to Work For, is a 2023 UK Best Workplace for

Women by Great Place to Work, and was named a Leader by Gartner® in the 2023 Magic Quadrant™ for Multichannel Marketing Hubs and in The Forrester Wave™: Cross-Channel Marketing Hubs, Q1 2023. Braze is headquartered in New York with 10+ offices across North America, Europe, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended April 30,
	2024	2023

Revenue	$135,459	$101,780
Cost of revenue (1)(2)	44,548	32,687
Gross Profit	90,911	69,093

Operating expenses:
Sales and marketing (1)(2)	69,827	57,262
Research and development (1)(2)	34,373	29,745
General and administrative (1)(2)(3)(4)(5)	26,791	23,983
Total operating expenses	130,991	110,990
Loss from operations	(40,080)	(41,897)
Other income, net	5,171	3,459
Loss before provision for income taxes	(34,909)	(38,438)
Provision for income taxes	798	388
Net loss	(35,707)	(38,826)
Net loss attributable to redeemable non-controlling interest	(66)	(372)
Net loss attributable to Braze, Inc.	$(35,641)	$(38,454)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.35)	$(0.40)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	100,788	96,353

(1) Includes stock-based compensation as follows:

	Three Months Ended April 30,
	2024	2023
Cost of revenue	$964	$889
Sales and marketing	9,445	7,848
Research and development	10,832	9,843
General and administrative	7,037	5,566
Total stock-based compensation expense	$28,278	$24,146

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended April 30,
	2024	2023
Cost of revenue	$68	$22
Sales and marketing	541	117
Research and development	836	256
General and administrative	297	90
Total employer taxes related to stock-based compensation expense	$1,742	$485
(3) Includes acquisition related expense as follows:

	Three Months Ended April 30,
	2024	2023
General and administrative	$—	$1,268

(4) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended April 30,
	2024	2023
General and administrative	$218	$—

(5) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended April 30,
	2024	2023
General and administrative	$(137)	$—

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	April 30, 2024	January 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$74,801	$68,228
Restricted cash, current	3,373	3,373
Accounts receivable, net of allowance of $2,396 and $2,772 at April 30, 2024 and January 31, 2024, respectively	81,632	92,256
Marketable securities	408,957	407,898
Prepaid expenses and other current assets	30,180	29,366
Total current assets	598,943	601,121
Restricted cash, noncurrent	530	530
Property and equipment, net	39,328	29,358
Operating lease right-of-use assets	76,597	81,163
Deferred contract costs	66,012	63,661
Goodwill	28,448	28,448
Intangible assets, net	3,472	3,690
Other assets	2,796	2,970
TOTAL ASSETS	$816,126	$810,941
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,689	$6,321
Accrued expenses and other current liabilities	56,267	63,264
Deferred revenue	229,330	204,269
Operating lease liabilities, current	15,360	15,585
Total current liabilities	305,646	289,439
Operating lease liabilities, noncurrent	72,173	75,027
Other long-term liabilities	2,074	2,050
TOTAL LIABILITIES	379,893	366,516
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	126	192
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of April 30, 2024 and January 31, 2024, respectively; 76,844,270 and 73,037,015 shares issued and outstanding as of April 30, 2024 and January 31, 2024, respectively	8	7
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of April 30, 2024 and January 31, 2024, respectively; 24,175,408 and 27,173,408 shares issued and outstanding as of April 30, 2024 and January 31, 2024, respectively	2	3
Additional paid-in capital	958,224	928,494
Accumulated other comprehensive loss	(3,393)	(1,178)
Accumulated deficit	(518,734)	(483,093)
TOTAL STOCKHOLDERS’ EQUITY	436,107	444,233
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$816,126	$810,941

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended April 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(35,707)	$(38,826)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	28,620	24,179
Amortization of deferred contract costs	8,313	6,660
Depreciation and amortization	2,126	1,526
Provision for credit losses	668	594
(Accretion) amortization of (discount) premium on marketable securities	(487)	471
Non-cash foreign exchange (gain) loss	(295)	310
Fair value adjustments to contingent consideration	(137)	—
Other	280	20
Changes in operating assets and liabilities:
Accounts receivable	9,876	11,046
Prepaid expenses and other current assets	(984)	745
Deferred contract costs	(10,730)	(9,479)
ROU assets and liabilities	1,522	705
Other assets	277	(380)
Accounts payable	(1,800)	405
Accrued expenses and other current liabilities	(7,351)	9,364
Deferred revenue	25,285	15,228
Other long-term liabilities	(81)	(19)
Net cash provided by operating activities	19,395	22,549
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,915)	(40)
Capitalized internal-use software costs	(1,039)	(852)
Purchases of marketable securities	(59,650)	(46,297)
Maturities of marketable securities	57,000	71,486
Net cash (used in)/provided by investing activities	(10,604)	24,297
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	1,035	2,211
Payments of deferred purchase consideration	(2,916)	—
Net cash (used in)/provided by financing activities	(1,881)	2,211
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(337)	(180)
Net change in cash, cash equivalents, and restricted cash	6,573	48,877
Cash, cash equivalents, and restricted cash, beginning of period	72,131	72,623
Cash, cash equivalents, and restricted cash, end of period	$78,704	$121,500

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended April 30,
	2024	2023

Gross profit	$90,911	$69,093
Plus:
Stock-based compensation expense	964	889
Employer taxes related to stock-based compensation expense	68	22
Non-GAAP gross profit	$91,943	$70,004
GAAP gross margin	67.1%	67.9%
Non-GAAP gross margin	67.9%	68.8%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended April 30,
	2024	2023

GAAP sales and marketing expense	$69,827	$57,262
Less:
Stock-based compensation expense	9,445	7,848
Employer taxes related to stock-based compensation expense	541	117
Non-GAAP sales and marketing expense	$59,841	$49,297

GAAP research and development expense	$34,373	$29,745
Less:
Stock-based compensation expense	10,832	9,843
Employer taxes related to stock-based compensation expense	836	256
Non-GAAP research and development expense	$22,705	$19,646

GAAP general and administrative expense	$26,791	$23,983
Less:
Stock-based compensation expense	7,037	5,566
Employer taxes related to stock-based compensation expense	297	90
Acquisition related expense	—	1,268
Amortization of intangibles expense	218	—
Contingent consideration adjustment	(137)	—
Non-GAAP general and administrative expense	$19,376	$17,059

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended April 30,
	2024	2023

Loss from operations	$(40,080)	$(41,897)
Plus:
Stock-based compensation expense	28,278	24,146
Employer taxes related to stock-based compensation expense	1,742	485
Acquisition related expense	—	1,268
Amortization of intangibles expense	218	—
Contingent consideration adjustment	(137)	—
Non-GAAP loss from operations	$(9,979)	$(15,998)
GAAP operating margin	(29.6)%	(41.2)%
Non-GAAP operating margin	(7.4)%	(15.7)%

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended April 30,
	2024	2023

Net loss attributable to Braze, Inc.	$(35,641)	$(38,454)
Plus:
Stock-based compensation expense	28,278	24,146
Employer taxes related to stock-based compensation expense	1,742	485
Acquisition related expense	—	1,268
Amortization of intangibles expense	218	—
Contingent consideration adjustment	(137)	—
Non-GAAP net loss attributable to Braze, Inc. (1)	$(5,540)	$(12,555)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.05)	$(0.13)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	100,788	96,353

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended April 30,
	2024	2023

Net cash provided by operating activities	$19,395	$22,549
Less:
Purchases of property and equipment	(6,915)	(40)
Capitalized internal-use software costs	(1,039)	(852)
Non-GAAP free cash flow	$11,441	$21,657

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Katelyn Bryant
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.